                           MORTGAGE LOAN PURCHASE AGREEMENT


                                       between


                    METROPOLITAN MORTGAGE & SECURITIES CO., INC.,
                                      as Seller,


                                         and


                          METROPOLITAN ASSET FUNDING, INC.,
                                     as Purchaser








                            Dated as of __________ 1, 1996









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                                  TABLE OF CONTENTS


                                                                            Page
                                                                            ----

                                      ARTICLE I

DEFINITIONS.................................................................  1

                                      ARTICLE II

                        AGREEMENT TO PURCHASE; PURCHASE PRICE;
                             CONVEYANCE OF MORTGAGE LOANS

Section 2.01. Agreement to Purchase; Purchase Price.........................  9
Section 2.02. Underwriting Review........................................... 10
Section 2.03. Obligations of Seller Upon Sale; Characterization............. 10
Section 2.04. Delivery of Mortgage Loan Documents........................... 11
Section 2.05. Survival of Representations and Warranties; Repurchase
              Obligations of the Seller..................................... 11

                                     ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER..................... 12

                                      ARTICLE IV

                       SELLER COVENANTS AND CLOSING CONDITIONS

Section 4.01. Covenants of the Seller....................................... 23
Section 4.02. Closing Conditions............................................ 24

                                      ARTICLE V

SERVICING................................................................... 28

                                      ARTICLE VI

                      INDEMNIFICATION BY THE SELLER WITH RESPECT
                                TO THE MORTGAGE LOANS

Section 6.01. Indemnification with Respect to the Mortgage Loans............ 28
Section 6.02. Limitation on Liability....................................... 28

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                                     ARTICLE VII

                             ISSUANCE OF THE CERTIFICATES

Section 7.01. Information to Be Provided by the Seller in Connection with the Issuance of the Certificates.............................. 29

                                     ARTICLE VIII

NON-SOLICITATION............................................................ 29

                                      ARTICLE IX

                                    MISCELLANEOUS

Section 9.01. Notices....................................................... 30
Section 9.02. Severability Clause........................................... 30
Section 9.03. GOVERNING LAW................................................. 30
Section 9.04. Further Agreements............................................ 31
Section 9.05. Successors and Assigns; Assignment of Mortgage Loan Purchase
              Agreement..................................................... 31
Section 9.06. Waivers; Other Agreements..................................... 31
Section 9.07. Exhibits...................................................... 31
Section 9.08. General Interpretive Principles............................... 31
Section 9.09. Counterparts.................................................. 32

EXHIBIT A--Mortgage Loan Schedule...........................................A-1

Schedule 1--Delinquent Tax Schedule............................................
Schedule 2--Seller Materials...................................................
Schedule 3--High LTV Mortgage Loans............................................

                           MORTGAGE LOAN PURCHASE AGREEMENT


    THIS MORTGAGE LOAN PURCHASE AGREEMENT (the "Agreement"), dated as of __________ 1, 1996, by and between Metropolitan Asset Funding, Inc., a Delaware corporation, having its principal office at 929 West Sprague Avenue, Spokane, Washington 99204 (the "Purchaser") and Metropolitan Mortgage & Securities Co., Inc., a Washington corporation, having its principal office at 929 West Sprague Avenue, Spokane, Washington 99204 (the "Seller").

                                   WITNESSETH THAT:

    In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                PRELIMINARY STATEMENT

    The Seller has agreed to sell, and the Purchaser has agreed to purchase, the Mortgage Loans identified on the Mortgage Loan Schedule attached hereto as Exhibit A and having an aggregate Scheduled Principal Balance as of the opening of business on the Cut-off Date (defined below), of $__________ (the "Seller Cut-off Date Aggregate Principal Balance").

                                      ARTICLE I

                                     DEFINITIONS

    Capitalized and defined terms contained in this Mortgage Loan Purchase Agreement without definitions shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement. Otherwise, whenever used in this Agreement, the following words and phrases shall have the following meanings:

    "AGREEMENT" shall mean this Mortgage Loan Purchase Agreement.

    "DELETED LOAN" shall mean a Mortgage Loan replaced or to be replaced by a Replacement Loan.

    "INTERESTED PERSON" shall have the meaning as defined in Section 2.04 hereof.

    "MORTGAGE LOAN SCHEDULE" shall mean, with respect to this Agreement, the list of Mortgage Loans delivered in connection with this Agreement, attached hereto as Exhibit A. Such list shall set forth the following information with respect to each such Mortgage Loan:

         (a)  the loan number;
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         (b)  the Mortgagor's name;

         (c) the street address of the Mortgaged Property, including the state and zip code;

         (d)  the Mortgage Interest Rate;

         (e)  the Calculated Maturity Date;

         (f)  the Original Term;

         (g)  the original principal balance;

         (h)  the Remaining Term;

         (i)  the Cut-off Date Principal Balance of the Mortgage Loan;

         (j) the first date on which a Monthly Payment was due under the Mortgage Note;

         (k)  the Loan-to-Value Ratio as of the Cut-off Date;

         (l)  a code indicating the occupancy status;

         (m)  the property type of the related Mortgaged Property;

         (n)  the Appraised Value of the Mortgaged Property;

         (o)  the Monthly Payment;

         (p)  indication as to whether such Mortgage Loan is a Land Sale
    Contract;

         (q)  indication as to whether such Mortgage Loan is a Balloon Loan;
    and

         (r) indication as to whether such Mortgage Loan is a Commercial Mortgage Loan or a Single Family Mortgage Loan.

    "OFFICERS' CERTIFICATE" shall mean a certificate signed by the President or a Vice President and by the Secretary or one of the Assistant Secretaries of the Seller and delivered to the Purchaser.

    "OPINION OF COUNSEL" shall mean a written opinion of counsel, who may be counsel for the Seller, including in-house counsel, acceptable to the Trustee; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (a) in fact be independent of the Seller, (b) not have any direct financial interest in the Seller or in any affiliate of the Seller, and (c) not be connected with the Seller as an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions.

    "POOLING AND SERVICING AGREEMENT" shall mean the pooling and servicing agreement, dated as of __________ 1, 1996, among the Seller, Old Standard Life Insurance Company, Summit Securities, Inc. and Western United Life Assurance Company, as sellers, the Purchaser, the Master Servicer and the Trustee, pursuant to which the Certificates are issued.

    "PURCHASE PRICE" shall mean $_____________________.

    "SELLER/SERVICER INFORMATION" shall have the meaning as defined in Section
4.01 hereof.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

    "SELLER CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE" shall mean $__________.

    "SELLER MATERIALS" shall mean the information, certificates, statements, reports and computer tapes, if any, listed on Schedule 2 hereto.

    "UNDERWRITING AGREEMENT" shall mean the underwriting agreement, dated __________, 1996, among the Purchaser and the Underwriters.

                                      ARTICLE II

                        AGREEMENT TO PURCHASE; PURCHASE PRICE;
                             CONVEYANCE OF MORTGAGE LOANS

    Section 2.01.  AGREEMENT TO PURCHASE; PURCHASE PRICE.

         (a) The Seller concurrently with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all its right, title and interest of the Seller in and to the Mortgage Loans, the Mortgage Notes, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date and the documents and instruments contained in the Files.

         (b) In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser, the Purchaser agrees (i) to pay to the Seller on the Closing Date by transfer of immediately available funds an amount (the "Purchase Price") equal to the sum of (A) (1) a percentage multiplied by
    (2) the Seller Cut-off Date Aggregate Principal Balance of the Mortgage Loans and (B) all accrued and unpaid interest with respect to such Mortgage Loans from the Cut-off Date up to and including the day immediately prior to the applicable Closing Date and (ii) to transfer to the Seller the portion of the Class B-3, Class B-4 and Class R Certificates relating to the Mortgage Loans sold hereunder. [The Purchase Price payable to the Seller on the Closing Date shall be reduced by all expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, the fees and expenses of Purchaser's own counsel, the Securities and Exchange Commission registration statement fees, printing and shipping fees incurred in connection with the Prospectus, blue sky registration fees and expenses, fees of the Rating Agencies, accountant's fees and expenses and the fees and expenses of the Trustee and other out-of-pocket costs.]

    Section 2.02. OBLIGATIONS OF SELLER UPON SALE; CHARACTERIZATION. In connection with the transfer pursuant to Section 2.01 hereof, the Seller further agrees, at its own expense, on or prior to the Closing Date (a) to indicate in its books and records that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (b) to deliver to the Purchaser a computer file containing the Mortgage Loan Schedule.

    The Seller hereby acknowledges and agrees that the Trustee, at the Seller's expense, shall cause to be recorded in the appropriate public office for real property records for each Mortgage Loan, either the Assignment of Mortgage, or the Assignment of Land Sale Contract or Warranty Deed, as applicable, except that the Trustee need not cause to be recorded any such Assignment of Mortgage which relates to a Mortgage Loan in a jurisdiction under the laws of which, on the basis of an Opinion of Counsel delivered by the Seller, at its expense, to the Trustee which is satisfactory to the Trustee, to the effect that recordation of such assignment is not necessary to protect the Trustee and the Certificateholders' interest in the related Mortgage Loan.

    The parties hereto intend that the transfer of Mortgage Loans set forth herein be for all purposes a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other property described above. It is, further, not the intent of the parties hereto that such transfer be deemed a pledge by the Seller of the rights, titles and interests in and to such Mortgage Loans. However, in the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a first priority security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law.

    Section 2.03. DELIVERY OF MORTGAGE LOAN DOCUMENTS. No later than five (5) days prior to the Closing Date, the Seller shall, on behalf and at the direction of the Purchaser, use its best efforts to deliver the documents listed in the definition of File to the Trustee for each Mortgage Loan. If the Seller cannot deliver any required original or certified copies of recorded documents constituting the File on or before five (5) days prior to the Closing Date, the Seller shall, promptly upon receipt thereof and in any case not later than the date specified in the Pooling and Servicing Agreement, deliver such original or certified recorded documents to the Trustee. Notwithstanding anything to the contrary contained in this Section 2.03, in those instances where the public recording office retains the original Mortgage, any assignment thereof, Land Sale Contract, Memorandum of Land Sale Contract or any assignment thereof after it has been recorded, the Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of the recorded original of such document, accompanied by an Officer's Certificate stating that such copy is a true and complete copy of such document.

    In the event that the Seller does not deliver the documents constituting the File as provided in this Section 2.03, the related Mortgage Loan shall be repurchased at the Repurchase Price for such Mortgage Loan or substituted by the Seller, in either case at the time and in the manner provided in the Pooling and Servicing Agreement.

    Section 2.04. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; REPURCHASE OBLIGATIONS OF THE SELLER. With respect to any particular Mortgage Loan, it is understood and agreed that the representations and warranties set forth in
Article III hereof are continuing representations and warranties and shall inure to the benefit of the Purchaser, the Trustee and each Certificateholder (each, an "Interested Person"). The Seller hereby agrees to restate the representations and warranties set forth in Article III hereof with respect to the Mortgage Loans in the Pooling and Servicing Agreement to the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date and to be bound by the provisions in the Pooling and Servicing Agreement relating to the breach of any such representation and warranty. Within sixty (60) days of the Seller's discovery, or its receipt of written notice from any Interested Person or any other Person specified in Section 2.03 of the Pooling and Servicing Agreement, of the breach of any such representation and warranty set forth in
Section 3.01 hereof which materially and adversely affects the value of a Mortgage Loan or Mortgage Loans or the interest of any Interested Person in any Mortgage Loan or Mortgage Loans, it shall, subject to the provisions of the next following paragraphs, cure such breach in all material respects or shall either
(a) remove such Deleted Loan and substitute in its place a Replacement Loan or Loans and pay to the Purchaser or the Trustee (as assignee of the Purchaser) the amount, if any, by which the unpaid aggregate principal balance of the Replacement Loan or Loans is less than the unpaid principal balance of the Deleted Loan or (b) repurchase such Deleted Loan at the Repurchase Price. Any substitution or repurchase of a Mortgage Loan shall be accomplished in the manner provided in the Pooling and Servicing Agreement.

    No substitution of a Deleted Loan with a Replacement Loan or Loans shall occur at any time after the second anniversary of the Closing Date. Any repurchase or substitution shall not be effected prior to the delivery to the Trustee by the Seller of an Opinion of Counsel to the effect that such purchase or substitution will not cause (i) any federal tax to be imposed on the Trust Fund, including without limitation, any Federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the start-up day" under Section 860G(d)(1) of the Code or (ii) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that such opinion indicates that a repurchase or substitution will result in the imposition of a prohibited transaction tax, give rise to net taxable income or be deemed a contribution to the REMIC after the "start-up day," the Seller shall not be required to repurchase or replace any such Mortgage Loan unless and until the Purchaser or its designee has determined there is an actual or imminent default with respect thereto or that such defect or breach adversely affects the enforceability of such Mortgage Loan.

    In the event that a Deleted Loan is replaced by a Replacement Loan or Loans, the Seller shall amend the applicable Mortgage Loan Schedule in order to reflect the removal of such Deleted Loan and the substitution of the Replacement Loan or Loans and the Seller shall deliver such amended Mortgage Loan Schedule to the Trustee and the Purchaser. Upon such substitution, the Replacement Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Replacement Loan or Loans, as of the date of substitution the representations and warranties set forth in Section 3.01(b) hereof.

    It is understood and agreed that the obligation under this Agreement of the Seller to cure, repurchase or substitute any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole and exclusive remedy of any Interested Person against the Seller.

                                     ARTICLE III

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

    The Seller, as seller of the Mortgage Loans to the Purchaser, hereby makes the following representations and warranties, as of the date hereof:

         (a)  As to the Seller:

              (i) the Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Washington and is duly authorized and qualified to transact any and all business contemplated by this Agreement in any State in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure the enforceability of each Mortgage Loan;

              (ii) the Seller has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (A) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and such remedies may be subject to the discretion of the court before which any proceeding therefor may be brought;

              (iii) the execution and delivery of this Agreement by the Seller, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof do not (A) result in a material breach of any term or provision of the charter or bylaws of the Seller or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound, or a material violation of any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and the Seller is not a party to, bound by, or in breach or violation of any material indenture or other material agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or, to the Seller's knowledge would in the future materially and adversely affect, (1) the ability of the Seller to perform its obligations under this Agreement or (2) the business, operations, financial condition, properties or assets of the Seller taken as a whole;

              (iv) the Seller is subject to supervision and examination by such state or federal authority as may be applicable and is in good standing and qualified to do business where so required by applicable law;

              (v) no litigation is pending or, to the best of the Seller's knowledge, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the performance of any of the Seller's obligations hereunder in accordance with the terms hereof;

              (vi) the Seller Materials delivered by or on behalf of the Seller to the Purchaser, any affiliate of the Purchaser or the Trustee in connection with the transactions contemplated by this Agreement and the Pooling and Servicing Agreement do not contain, as of the date such information, certificate, statement, report or computer tape is delivered, any untrue statement of a material fact or omit to state a material fact necessary to make the information, certificate, statement, report or computer tape not misleading; and

              (vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same.

         (b) As to the Mortgage Loans as of the Cut-off Date (unless another date is specified):

              (i) The information set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct in all material respects as of the Closing Date;

              (ii) No more than ___% of the Single Family Mortgage Loans, ___% of the Commercial Mortgage Loans and ____% of all Mortgage Loans, based on the Cut-off Date Pool Principal Balance, are located in any one zip code area;

              (iii) No more than ___% of the Single Family Mortgage Loans, ___% of the Commercial Mortgage Loans and ____% of all Mortgaged Properties, based on the Cut-off Date Pool Principal Balance, are located in the State of ______________________;

              (iv) No Commercial Mortgage Loan and no more than ____% of the Single Family Mortgage Loans, based on the Cut-off Date Pool Principal Balance, are secured by or subject to condominium units;

              (v) At least ____% of the Single Family Mortgage Loans, based on the Cut-off Date Pool Principal Balance, are secured by a first lien on a parcel of real property improved by a one- to four-family residence; no more than ____% of the Single Family Mortgage Loans, based on the Cut-off Date Pool Principal Balance, are Land Sale Contracts; and no Commercial Mortgage Loans are Land Sale Contracts;

              (vi) No Single Family Mortgage Loan or Commercial Mortgage Loan at origination or at the date of each modification had a principal balance in excess of $__________ and $__________, respectively; the average Cut-off Date Principal Balance of the Single Family Mortgage Loans and the Commercial Mortgage Loans was $__________ and $__________, respectively;

              (vii) At least ____% of the Single Family Mortgage Loans, by Cut-off Date Pool Principal Balance, are secured by or subject to owner-occupied primary residences; no more than ____% and _____% of the Single Family Mortgage Loans and the Commercial Mortgage Loans, respectively, by Cut-off Date Pool Principal Balance, are non-owner occupied;

              (viii) Each Mortgage Loan will have a first payment due date on or before the Cut-off Date. Approximately ____% and ____% of the Single Family Mortgage Loans and Commercial Mortgage Loans, respectively, based on the Cut-off Date Pool Principal Balance, are Balloon Loans;

              (ix) The Mortgage Interest Rates borne by the Mortgage Loans as of the Cut-off Date range from ____% per annum to ____% per annum for Single Family Mortgage Loans and from ____% per annum to ____% per annum for Commercial Mortgage Loans, and the weighted average Mortgage Interest Rate, based on the Cut-off Date Pool Principal Balance, is ____% per annum for Single Family Mortgage Loans and is ____% per annum for Commercial Mortgage Loans;

              (x) No more than ____% and ____% of the Single Family Mortgage Loans and Commercial Mortgage Loans, respectively, based on the Cut-off Date Pool Principal Balance, were acquired by the Seller in bulk purchase from financial institutions, including the Resolution Trust Corporation; no more than ____% and ____% of the Single Family Mortgage Loans and Commercial Mortgage Loans, respectively, based on the Cut-off Date Pool Principal Balance, are loans made by the Seller to facilitate the sale of real estate owned (reo);

              (xi) No Single Family Mortgage Loan or Commercial Mortgage Loan shall have had an LTV as of the Cut-off Date in excess of ____% and ____%, respectively; the weighted average LTV of the Single Family Mortgage Loans and the Commercial Mortgage Loans as of the Cut-off Date, based on the Cut-off Date Pool Principal Balance, is ____% and ____%, respectively;

              (xii) No more than ____% and ____% of the Single Family Mortgage Loans and Commercial Mortgage Loans, respectively, contain provisions requiring the holder thereof to release a portion of the Mortgaged Property at the request of the Mortgagor prior to full payment of amounts due under the related Mortgage Note; no more than ____% and ____% of the Single Family Mortgage Loans and Commercial Mortgage Loans, respectively, based on the Cut-off Date Pool Principal Balance, are secured by or subject to leasehold estates;

              (xiii) As of the Closing Date, and immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Seller has good title to the Mortgage Loans and the Mortgage Notes are subject to no offsets, defenses or counterclaims;

              (xiv) Except as set forth on Schedule 1 hereto, as of the Closing Date, there are no delinquent tax or assessment liens against any Mortgaged Property;

              (xv) The Mortgage Note relating to each Mortgage Loan (other than a Land Sale Contract) has been endorsed to the Trustee in a form and in a manner sufficient to convey to the Trustee all right, title and interest therein of the Seller in all relevant jurisdictions;

              (xvi) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property, except those (A) which are insured against by a title insurance policy referred to in (xxii) or (xxiv) below or (B) are subordinate to the Lien of the related Mortgage, if applicable;

              (xvii) Other than normal wear and tear, each Mortgaged Property has not declined materially in value due to damage or lack of repair since the Seller's acquisition of the related Mortgage Loan;

              (xviii)   Each Mortgage is a valid and enforceable first lien on
         the related Mortgaged Property subject only to (A) the Lien of nondelinquent current real property taxes and assessments and delinquent property taxes and assessments as set forth in Schedule 1 hereto, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the Appraisal made in connection with the acquisition by the Seller of the related Mortgage Loan, and (C) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

              (xix) Each Mortgage Loan at origination and at the date of each modification complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws; and consummation of the transactions contemplated hereby will not involve the violation of any such laws;

              (xx) Neither the Seller nor any prior holder of any Mortgage has modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which is contained in the File and which has been delivered to the Trustee on or before the Closing Date); waived, canceled or subordinated such Mortgage in whole or in part; released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage (except as set forth in writing contained in the File); or executed any instrument of release, cancellation or satisfaction with respect thereto. No more than ____% of the Mortgage Loans, based on the Cut-off Date Pool Principal Balance, have been modified by a written instrument which is contained in the File;

              (xxi) With respect to each Land Sale Contract and immediately prior to the transfer thereof to the Purchaser, the Seller holds the fee simple interest in the related Mortgaged Property, free and clear of all liens, claims and encumbrances other than (A) the lien of nondelinquent current real property taxes and assessments and delinquent property taxes and assessments as set forth in

         Schedule 1 hereto, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording such Land Sale Contract, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the Appraisal made in connection with the acquisition by the Seller of such Land Sale Contract, (C) the rights of the buyer of the Mortgaged Property subject to the Land Sale Contract and (D) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Land Sale Contract;

              (xxii) With respect to each Mortgage Loan, other than a Land Sale Contract, a Title Insurance Policy insuring the first lien priority of the Mortgage Loan, together with a condominium endorsement, if applicable, in an amount at least equal to $10,000, or a commitment binder, commitment to issue the same or preliminary policy affirmatively insuring ingress and egress and insuring against encroachments by or upon the Mortgaged Property, was effective on the date of the Seller's acquisition of such Mortgage Loan, such policy is valid and remains in full force and effect, and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, which policy insures either the Seller or the original holder of the Mortgage and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien of the Mortgage; no claims have been made under such Title Insurance Policy and no prior holder of the applicable Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

              (xxiii)   Except with respect to any Balloon Loan, each Mortgage
         Loan is payable in substantially equal monthly installments of principal and interest which will be sufficient to fully amortize such Mortgage Loan within the term thereof, and bears a fixed interest rate for the term of such Mortgage Loan. Interest accrues on each Mortgage Loan on an actuarial basis, such that each Monthly Payment contains a predetermined amount of principal and interest unaffected by whether such Monthly Payment is made earlier or later than its Due Date;

              (xxiv) With respect to each Land Sale Contract, a Title Insurance Policy insuring the Seller's marketable title to the related Mortgaged Property, together with a condominium endorsement, if applicable, in an amount at least equal to the principal balance of such Land Sale Contract at the time of acquisition by the Seller, or a commitment binder, commitment to issue the same or preliminary policy affirmatively insuring ingress and egress and insuring against encroachments by or upon the Mortgaged Property, was effective on the date of such acquisition of such Land Sale Contract, such policy is valid and remains in full force and effect, and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, which policy insures the Seller and successor owners of the Mortgaged Property, as to the marketable title of such Mortgaged Property;
         no claims have been made under such Title Insurance Policy and no prior holder of the Mortgaged Property, including the Seller, has done, by act or omission, anything which would impair the coverage of such title insurance policy;

              (xxv) All of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

              (xxvi) To the best of Seller's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

              (xxvii)   Each Mortgage Note and the related Mortgage, if
         applicable, are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or by equitable principles. All parties to the Mortgage Note and the related Mortgage, if applicable, had legal capacity to execute the Mortgage Note and the related Mortgage, if applicable, and each Mortgage Note and related Mortgage, if applicable, has been duly and properly executed by such parties;

              (xxviii) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to disbursement of any escrow funds therefor have been complied with. The accounts in which escrow deposits, if any, are made with respect to each Mortgage Loan, contain all amounts required to be on deposit therein under the terms of the related Mortgage Loan subject to applicable laws;

              (xxix) Each Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, but not limited to, (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (B) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. Each Land Sale Contract contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the forfeiture of the Mortgaged Property by the Mortgagor;

              (xxx) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

              (xxxi) Each Mortgage Loan is secured primarily by an enforceable first priority mortgage, deed of trust or similar security instrument or is an installment contract for the sale of real property and the improvements thereon;

              (xxxii)   No Mortgage Loan has a shared appreciation feature, or
         other contingent interest feature;

              (xxxiii) With respect to each Mortgage Loan secured by or subject to a leasehold estate:

                   (A) The leasehold created by direct lease of the freehold estate, the ground lease or memorandum thereof has been recorded, and by its terms permits the leasehold estate to be mortgaged. The ground lease grants any leasehold mortgagee standard protections necessary to protect the security of a leasehold mortgagee including the right of the leasehold mortgagee to receive notice of the lessee's default under the ground lease; the right of the leasehold mortgagee, with adequate time, to cure such default; and, an the case of incurable defaults of the lessee, the right of the leasehold mortgagee to assume the ground lease or enter into a new ground lease with the lessor on terms financially identical to the existing ground lease;

                   (B) The ground lease was at the origination of the Mortgage Loan, and is in full force and effect without any outstanding defaults, and was and is not subject to liens and encumbrances;

                   (C) The ground lease extends beyond the date scheduled for the final payment on the Mortgage Loan secured by such leasehold interest; and

                   (D) The fee estate of the lessor under the ground lease is encumbered by the ground lease, and any lien of any present or future fee mortgagee is and will be subject to and subordinate to the ground lease. The foreclosure of the fee mortgage will not terminate the leasehold estate or the rights of the sub-tenants, and the fee mortgage is subject to the ground lease;

              (xxxiv)   The improvements upon each Mortgaged Property are
         covered by a valid and existing hazard insurance policy with a generally acceptable carrier which policy provides for fire extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located representing coverage not less than the outstanding principal balance of the Mortgage Loan as of the Cut-off Date. Such insurance policies contain a standard mortgagee clause naming in the case of a Mortgage Loan, the Seller and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage or Land Sale Contract, as applicable, obligates the related Mortgagor to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage or Land Sale Contract, as applicable, to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

              (xxxv) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and if required by law, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

              (xxxvi)   There is no proceeding pending or currently occurring
         or, to the best of the Seller's knowledge, threatened for the total or partial condemnation for any Mortgaged Property;

              (xxxvii) Subject to (xli) and except with respect to Mortgage Loans set forth on Schedules 1 and 2, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note; and the Seller has not waived any default, breach, violation or event of acceleration except as set forth in writing contained in the File, and all governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid;

              (xxxviii) Prior to the approval of the purchase of the Mortgage Loan by the Seller, an Appraisal of the related Mortgaged Property was obtained by a qualified appraiser, duly appointed or accepted by the Seller, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the Security thereof, and whose compensation was not affected by the approval or disapproval of the purchase of such Mortgage Loan;

              (xxxix)   None of the Mortgage Loans is a graduated payment loan;

              (xl) In selecting the Mortgage Loans for sale pursuant hereto, no selection procedure was employed by the Seller which was intended to adversely affect the interest of the Purchaser;

              (xli) (A) as of the Cut-off Date, no Mortgage Loan is more than 59 days delinquent, (B) as of the Cut-off Date, approximately ____% of the Single Family Mortgage Loans were between 30 days and 59 days delinquent, (C) approximately ____% of the Single Family Mortgage Loans have been 30 days delinquent at least once during the period commencing January 1, 1995 through __________, 1996, (D) during the period from January 1, 1995 through __________, 1996, ____%, ____%,
         ____%, ____% and ____% of the Single Family Mortgage Loans have been 30 days delinquent two times, three times, four times, five times and more than five times, respectively, (E) during the period from January 1, 1995 through __________, 1996, approximately ____% of the Single Family Mortgage Loans have been 60 days delinquent at least once, (F) during the period from January 1, 1995 through __________, 1996, approximately ____% and ____% of the Single Family Mortgage Loans have been 60 days delinquent two times and more than two times and (G) during the period from January 1, 1995 through __________, 1996, approximately ____% of the Single Family Mortgage Loans have been 90 days delinquent at least once;

              (xlii) (A) as of the Cut-off Date, approximately ____% of the Commercial Mortgage Loans were between 30 days and 59 days delinquent,
         (B) approximately ____% of the Commercial Mortgage Loans have been 30 days delinquent at least once during the period commencing January 1, 1995 through __________, 1996, (C) during the period from January 1, 1995 through __________, 1996, ____%, ____%, ____%, ____% and ____% of
         the Commercial Mortgage Loans have been 30 days delinquent two times, three times, four times, five times and more than five times, respectively, (D) during the period from January 1, 1995 through __________, 1996, approximately ____% of the Commercial Mortgage Loans have been 60 days delinquent at least once, (E) during the period from January 1, 1995 through __________, 1996, approximately ____% and ____% of the Commercial Mortgage Loans have been 60 days delinquent two times and more than two times and (F) during the period from January 1, 1995 through __________, 1996, approximately ____% of the Commercial Mortgage Loans have been 90 days delinquent at least once;

              (xliii)   No material misrepresentation, fraud or similar
         occurrence with respect to a Mortgage Loan has taken place on the part of any person involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

              (xliv) Upon payment of the purchase price for the Mortgage Loan by the Purchaser, the Seller has transferred to the Purchaser good and indefeasible title to, with respect to each Mortgage Loan, each Mortgage Note and related Mortgage, if applicable, free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and authority, subject to no participation of or agreement with any other person, to sell and assign the same;

              (xlv) The Seller has not assigned any interest or participation in any Mortgage Loan other than pursuant to this Agreement;

              (xlvi) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

              (xlvii)   Each Mortgage Loan was acquired by the Seller in
         accordance with the Seller's Acquisition Procedures; and

              (xlviii) Substantially all proceeds of each Mortgage Loan listed on Schedule 3 were used to acquire, improve or protect an interest in real property which, at the origination date, was the only security for each such Mortgage Loan.

         (c) Upon discovery by any Interested Person of a breach of a representation or warranty set forth in Section 3.01(a) or 3.01(b) hereof that materially and adversely affects the value of a Mortgage Loan or Mortgage Loans or the interests of any Interested Person in any Mortgage Loan or Mortgage Loans, the party discovering such breach shall give prompt notice thereof to the other parties. In such event, the Seller shall cure such breach or repurchase or substitute such Mortgage Loan or Mortgage Loans in accordance with Section 2.05 hereof.

         (d) The Seller hereby agrees to make in the Pooling and Servicing Agreement such other representations and warranties with respect to the Mortgage Loans as are customary, usual and requested by any Rating Agency in connection with the rating of any Class of the Certificates.

                                      ARTICLE IV

                             ISSUANCE OF THE CERTIFICATES

    Section 4.01. INFORMATION TO BE PROVIDED BY THE SELLER IN CONNECTION WITH THE ISSUANCE OF THE CERTIFICATES. The Seller agrees to provide the Purchaser with any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as may be reasonably requested by the Purchaser in order to effect the issuance of Certificates, which Certificates shall bear a rating selected by the Purchaser and acceptable to the Seller. Any such information or verification of information shall be requested by the Purchaser in a manner which shall provide the Seller with adequate time to respond to such request. The Purchaser and Seller acknowledge that the issue and sale of the Certificates will require the disclosure of the Seller and Master Servicer's underwriting criteria, delinquency, foreclosure and loss experience of the Master Servicer's loan portfolio, certain financial information of the Seller and the Master Servicer, the characteristics of the Mortgage Loans and the collection and other servicing practices of the Master Servicer as part of the Prospectus (the information furnished in writing to the Purchaser for use in the Prospectus or any preliminary prospectus or any amendment or supplement thereto referred to in this sentence being the "Seller/Servicer Information"). The Seller agrees to cooperate with the Purchaser and promptly supply any information concerning the Seller, the Master Servicer and/or the Mortgage Loans which the Purchaser determines is required to be disclosed in the Prospectus and shall deliver to the Purchaser a comfort letter from a nationally recognized public accounting firm as to the usual and customary financial and statistical information concerning the Mortgage Loans and the Seller that is acceptable to the Purchaser. The Seller shall provide an initial draft of the Seller/Servicer Information to the Purchaser which the Purchaser shall be entitled to revise with the consent of the Seller. In addition, the Seller hereby agrees to execute and deliver the Pooling and Servicing Agreement in its capacity as Seller.

                                      ARTICLE V

                                   NON-SOLICITATION

    Except as provided herein and in the Pooling Agreement, the Seller hereby agrees that it will not take any action or cause any action to be taken by any of its agents, employees, affiliates or any Person, broker or correspondent on behalf of the Seller or directed by the Seller to solicit personally, by telephone or by mail the prepayment in whole or in part of any Mortgage Loan without the prior written consent of the Purchaser. The Seller agrees that it will not prepare or distribute or cause to be prepared or distributed, for compensation or otherwise, any mailing list consisting only of the Mortgagors or the Mortgage Loans to parties or Persons other than the Purchaser. Notwithstanding the foregoing, the Seller, its agents, employees, affiliates or any Person, broker or correspondent on behalf of the Seller shall be permitted to solicit any Mortgagor of a Balloon Loan within one year of such Balloon Loan's maturity date for purposes of offering refinancing of such Balloon Loan; provided, however, any such refinancing shall not accelerate the Calculated Maturity Date of such Balloon Loan by more than six months.

                                      ARTICLE VI

                                    MISCELLANEOUS

    Section 6.01. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address shown below, or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

    If to the Purchaser to:  Metropolitan Asset Funding, Inc.
                             929 West Sprague Avenue
                             Spokane, Washington 99204
                             Attention: __________

    If to the Seller to:     Metropolitan Mortgage & Securities Co., Inc.
                             929 West Sprague Avenue
                             Spokane, Washington 99204
                             Attention: Bruce J. Blohowiak

    Section 6.02. SEVERABILITY CLAUSE. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such provisions thereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

    Section 6.03. GOVERNING LAW. THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE

DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

    Section 6.04. FURTHER AGREEMENTS. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement and the issuance of the Certificates.

    Section 6.05. SUCCESSORS AND ASSIGNS; ASSIGNMENT OF MORTGAGE LOAN PURCHASE AGREEMENT. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, Purchaser and the Trustee. This Agreement cannot be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to the Trust Fund that will issue Certificates. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller pursuant to this Agreement and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee, any successor to the duties and obligations of the Trustee under the Pooling and Servicing Agreement or by any holder of a Certificate to the extent permitted under the Pooling and Servicing Agreement. Such enforcement of a right or remedy by the Trustee, such successor or such holder of a Certificate shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

    Section 6.06. WAIVERS; OTHER AGREEMENTS. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

    Section 6.07. EXHIBITS. The exhibits and schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

    Section 6.08. GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

         (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

         (d)  a reference to a Subsection without further reference to a
    Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         (e) the words "herein," "hereof," "hereunder," and other words of similar import, refer to this Agreement as a whole and not to any particular provision; and

         (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

    Section 6.09. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

                             METROPOLITAN ASSET FUNDING, INC., as Purchaser


                             By
                                -----------------------------
                             Name:
                                   --------------------------
                             Title:
                                    -------------------------

                             METROPOLITAN MORTGAGE & SECURITIES CO., INC., as Seller


                             By
                                -----------------------------
                             Name:
                                   --------------------------
                             Title:
                                    -------------------------

                                      EXHIBIT A

                                MORTGAGE LOAN SCHEDULE

                                      SCHEDULE 1

                               DELINQUENT TAX SCHEDULE

                                      SCHEDULE 2

                                   SELLER MATERIALS

                                      SCHEDULE 3

                               HIGH LTV MORTGAGE LOANS